EXHIBIT 23.1

   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2004, relating to the consolidated financial statements and the financial statement schedule, which appears in Alliance Fiber Optic Products, Inc’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

October 1, 2004